UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 19, 2007
(Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.

(Exact name of registrant as specified in its charter)

Michigan	0-24676	38-2505723

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202

(Address of principal executive offices)

(313) 871-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Footnote

The registrant filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on January 24, 2007, disclosing that on January 19, 2007, the registrant had entered into a three-year marketing agreement with Sun Pharmaceutical Industries Limited, its majority shareholder, and included as Exhibit 10.20 thereto, the marketing agreement, portions of which had been omitted pursuant to a confidential treatment request submitted to the SEC. Pursuant to comments received from the SEC, registrant hereby amends the Form 8-K and files an amended version of Exhibit 10.20 which reduces the omitted portions of the marketing agreement.

Item 9.01.   Financial Statements and Exhibits

c)             Exhibits.

Exhibit No.             Description

10.20                       Marketing agreement between Caraco Pharmaceutical Laboratories, Ltd. and Sun Pharmaceutical Laboratories Limited. dated January 19, 2007.*

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* Filed herewith. Certain portions of this agreement have been omitted based on a request for confidential treatment submitted to the SEC. The non-public information that has been omitted from the agreement has been separately filed with the SEC. Each redacted portion of the agreement is indicated by a “[ * ]” and is subject to the request for confidential treatment submitted to the SEC. The redacted information is confidential information of the registrant and Sun Pharmaceutical Industries Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: October 31, 2007	By:	/s/ Daniel H. Movens

Daniel H. Movens
Chief Executive Officer

Exhibit Index

Exhibit No.             Description

10.20                       Marketing agreement between Caraco Pharmaceutical Laboratories, Ltd. and Sun Pharmaceutical Laboratories Industries dated January 19, 2007.*

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*Filed herewith. Certain portions of this agreement have been omitted based on a request for confidential treatment submitted to the SEC. The non-public information that has been omitted from the agreement has been separately filed with the SEC. Each redacted portion of the agreement is indicated by a “[ * ]” and is subject to the request for confidential treatment submitted to the SEC. The redacted information is confidential information of the registrant and Sun Pharmaceutical Industries Limited.

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